THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE BEEN REMOVED AND REPLACED WITH AN “XX”, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933.

General Introduction

This Project Scope Document (PSD) is between Trans-Pharma Corporation (Client) and DPT Laboratories, Ltd., 307 E. Josephine St., San Antonio Texas 78215 (DPT) and provides an estimate for the services to be performed by DPT for Ketoprofen Cream. The effective date of the PSD shall be the latest approval signature date in the “APPROVALS” section. Information provided to DPT subsequent to the effective date may change the scope or nature of this project and result in mutually agreed changes to the estimates provided herein.

By signing this PSD, Client authorizes DPT to begin ordering project materials and performing one or more of the activities detailed herein. The levels of effort and costs reflected in the PSD are estimates only and are, therefore, subject to change upon the receipt and review of additional information. Supplemental documentation to drive the various requirements of the services to be provided will be prepared by DPT and signed by DPT and Client as required. This supplemental documentation will contain requisite detail to implement the technical aspects of each particular stage of the project.

This PSD shall only be effective if the Client signs the PSD within sixty (60) days of the date signed by DPT.

Project Introduction

This PSD describes in broad terms with assumptions the tasks involved in the XX and XX of Ketoprofen Cream. This product is a Phase 3 NDA cream for the treatment of soft tissue pain, muscle soreness, and inflammation and will be packaged into XX. The following manufacturing activities are described:

•	XX

•	XX

•	XX

•	XX

•	XX

Assumptions

The following assumptions, separated into project phases, have been made for this PSD:

Research & Development Phase

1.	The client will provide DPT with a fully developed formula, process, and specifications for the product.

2.	DPT will submit the formula with the Alcohol, Tobacco, and Taxation Bureau for approval in compliance with 27 CFR 20.91.

3.	DPT will create a Material Safety Data Sheet (MSDS) for the product.

4.	DPT will develop and validate product assay methods as follow:

•	XX (Ketoprofen)

•	XX

•	XX

5.	DPT will validate the cleaning methods to be used.

6.	DPT will validate XX and XX for the product to meet USP requirements.

7.	The full-scale production batches will be XX.

8.	Each registration batch will be compounded with a XX of Ketoprofen.

9.	The XX will be exhausted into XX. Sufficient units from the placebo batch will be filled for XX and for XX for clinical supplies.

10.	Testing of bulk product includes XX, an XX and a XX.

11.	Testing of the finished-product includes XX, an XX for the XX, an XX, and a XX.

12.	Testing of stability samples includes XX, an XX for the XX for the XX, an XX for XX, and a XX.

13.
XX will be performed upon release and annually through to the end of clinical studies for the placebo batch and the end of the product’s shelf-life for the active batches as per the following schedules:

Placebo Batch:
XX months

Active Batches:
XX months
XX months (only if XX fails)
XX months

14.
XX will be performed upon release (time zero) and annually through the end of clinical studies for the placebo batch and the end of the product’s shelf-life for the active batches as per the following schedules:

Placebo Batch:
XX months

Active Batches:
XX months
XX months (only if XX fails)
XX months

15.	XX will be performed on the XX as follows:

Placebo Batch:
XX months

Active Batches:
XX months
XX months*
XX months
Freeze/Thaw
*(only if XX)

16.	Samples stored in the environmental chambers will be stored in upright and inverted orientations.

17.	DPT will provide the active ingredient.

18.	DPT will fully test the active ingredient and introduce it into the DPT system.

19.	All raw materials will be sourced and tested to USP compendial specifications where they exist.

20.	DPT will perform a regulatory review of the CMC section of the product submission prior to filing with the FDA.

Validations Phase:

21.	Packaging validation will take place on a minimum of XX.

22.	Process validation will take place on the XX.

23.	For the XX batches, the costs associated with the commercial purchase of the units produced from these batches is not included the in the Cost Estimate section.

24.	A XX will be conducted on product obtained from the XX.

25.	XX will be performed on XX upon release and as per the following schedule:

XX months

26.	XX will be performed on XX upon release (time zero) and at the end of the product’s shelf-life as per the following schedule:

XX months

27.	XX will be performed on the XX batches as follows:

XX months

28.	Samples stored in the environmental chambers will be stored in horizontal orientation only.

29.	DPT will provide the following reports:

•	Pharmaceutical Development Report (ICH 8 format) sections C-F (2.3 - 2.6)

•	Stability reports

•	Validation reports

Cost Estimate

The summary below provides estimates of the overall project scope based on assumptions in this PSD. During the project, this cost estimate may increase or decrease due to unforeseen circumstances or if the scope of the project changes. Any changes in cost will be detailed in subsequent protocols and agreed to by both parties. Note: Costs for chemicals and packaging supplies are not included in total for this table.

Allocation		Subtotals		Cost
Research & Development
Formulations	$	XX
Product Technical Services	$	XX
MPM Planning and Organization	$	XX
Analytical Sciences	$	XX
Analytical Method Validation	$	XX
Columns, Standards, & Reagents	$	XX
Total Research & Development			$	XX
Total Packaging Technical Support			$	XX
Manufacturing
Weighing	$	XX
Compounding	$	XX
Packaging	$	XX
Product Disposal	$	XX
Filters & Hoses	$	XX
Environmental, Health, and Safety	$	XX
Total Manufacturing			$	XX
QE Plant Technical Services
Cleaning Validation	$	XX
Cleaning Detection Limits	$	XX
Total QE Plant Technical Services			$	XX
Chemistry
QE AMV New Component Testing	$	XX
QC Component Testing	$	XX
Product Testing (Preliminary, Bulk-hold, & Finished Product)	$	XX

Allocation	Subtotals	Cost
Stability Tasting	$	XX
Columns, Standards, & Reagents	$	XX
Stability Storage Fees	$	XX
Total Chemistry			$	XX
Microbiology
XX	$	XX
XX	$	XX
Total Microbiology			$	XX
Total Line Inspections			$	XX
Total Quality Assurance			$	XX
Regulatory (CMC)			$	XX
Subtotal (Process Development)			$	XX
Validations
Packaging Validation	$	XX
Process Validation	$	XX
Stability in Conjunction with Process Validation	$	XX
Module Review	$	XX
Total Validations			$	XX
Total			$	XX

Payment Schedule

Upon Client signature of this PSD, the client shall provide:

•	Project Deposit of $XX (1/3 of professional fees in the Estimated Project Total)

•	Materials Deposit of $XX to acquire materials in conjunction with this project.

The Client will pay the Project Deposit and the Materials Deposit upon receipt of the invoice. Payment terms are net 30. These terms are subject to change based on credit check completed by DPT Finance, as well as credit history.

The Project Deposit will offset invoices sent by DPT for sequential, future milestones from agreed-upon protocols associated with this project. Once the Project Deposit is consumed, DPT shall continue to invoice the Client as protocol milestones are met, and the Client shall pay these invoices within 30 days.

The Materials Deposit will offset the ordering and use of materials in conjunction with this project. Any remaining Materials Deposit shall be credited back to the Client upon conclusion of the project. In the event the Materials Deposit is insufficient, DPT may seek additional Materials Deposit in future, agreed-upon protocol(s).

NOTE: In the event that this project is cancelled or a request is made that DPT cease working on this project (placed on hold) by the Client, the Client shall be responsible for the greater of the cancellation fee (if applicable) or the standard value of the work performed and materials sourced by DPT through the date of DPT receiving formal notification of cancellation of work stoppage. The Client will also be financially responsible for all materials ordered in anticipation of the completion of this project including all fees associated with the disposition of materials in the event of a cancellation or request for work stoppage.

Approvals

IN WITNESS WHEREOF, the parties hereto approve the Project Scope Document and have each caused this Projected Scope Document to be signed by their duly authorized persons.

Trans-Pharma Corporation		DPT Laboratories, Ltd.

By: /s/ Juliet Singh	5/30/07	/s/ Stuart Smoot	5/2/07
(Sign above, print name and title below)	Date	Stuart Smoot	Date
Research & Development
Juliet Singh CEO
(Printed name and title)

(Department)

By:		/s/ Lynn Allen	5/3/07
(Sign above, print name and title below)	Date	Lynn Allen	Date
Business Development Director
Marketing & Project Management
(Printed name and title)

(Department)

PO #

Subsequent to execution of this PSD, DPT will forward to Client a Research & Development Services Agreement and/or a Letter of Responsibility (LOR) for review and execution prior to any compounding and/or packaging of any product under cGMP guidelines.